As filed with the Securities and Exchange Commission on March 9, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.
(Exact name of registrant as specified in its charter)

California	94-2848099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1221 California Circle Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

2001 Employee Stock Option Plan, and
2001 Employee Stock Purchase Plan
(Full title of the plans)

Thinh Q. Tran
President and Chief Executive Officer
Sigma Designs, Inc.
1221 California Circle
Milpitas, CA 95035
(Name and address agent for service)
(408) 262-9003
(Telephone number, including area code, of agent for service)

Copy to:
Greg L. Pickrell, Esq.
James J. Masetti, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value: To be issued under the 2001 Stock Plan	877,834	$15.12	$13,272,850	$1,420.19
Common Stock, no par value: To be issued under the 2001 Employee Stock Purchase Plan	25,000	$15.12	$ 378,000	$ 40.45
Total Registration Fee	N/A	N/A	N/A	$1,460.64

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 8, 2006.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

We are filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement that we filed on Form S-8 relating to the same employee benefit plans is effective.

The contents of our previously filed Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 7, 2005 (File No. 333-128895), April 9, 2004 (File No. 333-114374), July 11, 2003 (File No. 333-106978), February 28, 2003 (File No. 333-83126) and June 29, 2001 (File No. 333-64234), including reports that we filed after our most recent Form S-8 to maintain current information about us, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports we have most recently filed with the Securities and Exchange Commission are listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 filed with the SEC on April 14, 2005.

(b)	Our Proxy Statement filed with the SEC on May 20, 2005 in connection with the annual meeting of shareholders held on June 17, 2005.

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005 filed with the SEC on June 14, 2005.

(d)	Our Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2005 filed with the SEC on September 8, 2005.

(e)	Our Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005 filed with the SEC on December 8, 2005.

(f)	Our Current Report on Form 8-K filed with the SEC on June 23, 2005.

(g)	Our Current Report on Form 8-K filed with the SEC on August 17, 2005.

(h)	Our Current Report on Form 8-K filed with the SEC on December 16, 2005.

(i)	Our Current Report on Form 8-K filed with the SEC on January 12, 2006.

(j)	Our Current Report on Form 8-K filed with the SEC on February 23, 2006.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description

4.1*	2001 Employee Stock Option Plan.
4.2**	2001 Employee Stock Purchase Plan.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 3).

*	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001.

**	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Milpitas, State of California, on the 8th day of March, 2006.

SIGMA DESIGNS, INC.

By:	/s/ Thinh Q. Tran

Thinh Q. Tran Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Kit Tsui and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thinh Q. Tran Thinh Q. Tran	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 8, 2006
/s/ Kit Tsui Kit Tsui	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 8, 2006
/s/ William J. Almon William J. Almon	Director	March 8, 2006
/s/ Julien Nguyen Julien Nguyen	Director	March 8, 2006
/s/ Lung C. Tsai Lung C. Tsai	Director	March 8, 2006

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1*	2001 Employee Stock Option Plan.
4.2**	2001 Employee Stock Purchase Plan.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 3).

*	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001.

**	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001.